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                                                                      Exhibit 12


        STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES FOR
                                REAL ESTATE TRUST
--------------------------------------------------------------------------------


                                                                  For the Twelve Months Ended September 30
                                                    ------------------------------------------------------------------------
(Dollars in thousands)                                  1995           1994            1993           1992           1991
----------------------                              ------------    ------------   -----------     -----------    -----------

FIXED CHARGES:

Interest and debt expense                            $    41,040    $    40,576    $    53,499     $    53,024    $    60,148
Ground rent                                                  109            115            506            542             533
                                                     -----------    -----------    -----------     -----------    -----------
   Total fixed charges                               $    41,149    $    40,691    $    54,005     $    53,566    $    60,681
                                                     ===========    ===========    ===========     ===========    ===========

EARNINGS:
Operating loss                                       $   (27,341)   $   (34,305)   $   (44,495)    $   (28,511)   $   (20,035)
Total fixed charges for ratio                             41,149         40,691         54,005          53,566         60,681
Capitalized interest                                         --              --             --              --            (37)
                                                     -----------    -----------    -----------     -----------    -----------
   Total earnings for ratio                          $    13,808    $     6,386    $     9,510     $    25,055    $    40,609
                                                     ===========    ===========    ===========     ===========    ===========


RATIO OF EARNINGS TO FIXED CHARGES                   Less than 1    Less than 1    Less than 1     Less than 1    Less than 1
                                                     ===========    ===========    ===========     ===========    ===========

Deficiency of available earnings to fixed charges    $   (27,341)   $   (34,305)   $   (44,495)    $   (28,511)    $   (20,072)
                                                     ===========    ===========    ===========     ===========     ===========
